Exhibit 7.1

JOINT STATEMENT AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13D relating to the common shares of American Community Properties Trust to which this agreement is attached is filed on behalf of such person.

Dated:  October 6, 2009
INTERSTATE BUSINESS CORPORATION

/s/ James Michael Wilson
Name: James Michael Wilson
Title: President

WILSON SECURITIES CORPORATION

/s/ James Michael Wilson
Name: James Michael Wilson
Title: President

JAMES MICHAEL WILSON

/s/ James Michael Wilson
James Michael Wilson, Individually

WILSON FAMILY LIMITED PARTNERSHIP

/s/ James Michael Wilson
Name: James Michael Wilson
Title: General Partner

JAMES J. WILSON

/s/ James Michael Wilson
James Michael Wilson, Attorney-in-Fact

BARBARA A. WILSON

/s/ James Michael Wilson
James Michael Wilson, Attorney-in-Fact

KEVIN J. WILSON

/s/ James Michael Wilson
James Michael Wilson, Attorney-in-Fact

ELIZABETH W. WEBER

/s/ James Michael Wilson
James Michael Wilson, Attorney-in-Fact

THOMAS B. WILSON

/s/ James Michael Wilson
James Michael Wilson, Attorney-in-Fact

MARY P. WILSON

/s/ James Michael Wilson
James Michael Wilson, Attorney-in-Fact

BRIAN J. WILSON

/s/ James Michael Wilson
James Michael Wilson, Attorney-in-Fact